SAVICORP - Edwin Martinez

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (hereinafter “Agreement”) is dated this 12th day of November, 2012 by and between Edwin Martinez (“EDWIN”) and SaviCorp (“SAVICORP”).

I.

RECITALS

A. SAVICORP desires to enter into an agreement with EDWIN wherein EDWIN will serve as Director of Information Technology (IT) of SAVICORP.

B. SAVICORP and EDWIN have reviewed this Agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement.

C. Each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

II.

AGREEMENT

Therefore, for good and valuable consideration, the SAVICORP and EDWIN agree as follows:

1. Consultant Relationship; Duties: EDWIN shall assume the title of Director of IT of SAVICORP. EDWIN agrees to consult with and provide SAVICORP advice on any issue pertaining to the business or operations of SAVICORP, its subsidiaries, divisions or affiliates, as may be requested from time to time by the Chief Executive Officer or President of SAVICORP. Additionally, EDWIN will perform the tasks customarily performed by someone with the title of Director of IT of a company.

2. Term: The term of this Agreement is for a period of 1 (one) year from the date first written above unless section 7 (Termination) is invoked. Upon expiration, the term of this Agreement may be renewed as agreed between EDWIN and SAVICORP.

3. Compensation:

a. Stock: redacted

b. Cash: redacted

Bonuses may be paid to EDWIN at the discretion of SAVICORP.

c. Expenses: SAVICORP will pay the reasonable costs and expenses of EDWIN directly related to his performance of his position or tasks herein, provided that such expenses are submitted to SAVICORP and approved in advance. SAVICORP shall pay such reimbursements as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred.

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d. Insurance: SAVICORP will not provide any type of insurance for EDWIN, unless and until the company can afford it.

e. Independent Contractor: EDWIN will be an independent contractor of the company (and not an employee), and is responsible for paying all applicable taxes.

f. Benefits: Other non-cash benefits, if any, will be supplied by SAVICORP to EDWIN as negotiated by the parties (if and when funds are available for any such use).

4. Confidentiality.

a. This Agreement: The provisions of this Agreement are confidential, private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction.

b. Proprietary Information: EDWIN agrees and acknowledges that during the course of this Agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of SAVICORP.

Such confidential and/or proprietary information includes but is not limited to the following of SAVICORP, its agents, contractors, employees and all affiliates: corporate and/or financial information and records of SAVICORP or any client, customer or associate of SAVICORP; information regarding artists or others under contract, or in contact with, SAVICORP; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information; documents regarding SAVICORP’s website and/or Business Plan and any SAVICORP product, including intellectual property licensed rights.

EDWIN represents and warrants to SAVICORP that he will not divulge confidential, proprietary information of SAVICORP to anyone or anything without the advance, express consent of SAVICORP, and further will not use any proprietary information of SAVICORP for his or anyone else's gain or advantage during the term of this agreement and for a period of two (2) years after the term of this agreement.

5. EDWIN’s Best Efforts: EDWIN shall devote his best efforts to the performance of services for SAVICORP. EDWIN shall also perform the services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use. EDWIN shall not knowingly take any actions against the interests of SAVICORP.

6. SAVICORP’s Representation: SAVICORP agrees to cooperate with and provide all business information as necessary to EDWIN in order for him to use his best efforts in performing this Agreement.

7. Termination: This agreement is expressly “at will.” It can be terminated by either party at any time, with or without cause or reason and with 30 days advance notice. Upon any such termination, EDWIN is entitled to all compensation earned up until the termination effective date.

8. Limitation of Liability: IN NO EVENT WILL EDWIN BE LIABLE TO SAVICORP OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS OR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF SAVICORP’S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, EDWIN SHALL NOT BE LIABLE TO SAVICORP OR ANY THIRD PARTY FOR ANY AGREEMENTS, CONTRACTS, RELATIONSHIPS, OR ALLIANCES CREATED OR ENTERED INTO BY COMPANY PRIOR TO THE EXECUTION OF THIS AGREEMENT.

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III.

MISCELLANEOUS PROVISIONS

9. Indemnification: SAVICORP shall indemnify and hold harmless EDWIN from and against all liability, claims, actions, damages, fines, expenses, costs, and any other losses, including attorney's fees arising as a result of or in connection with this Agreement, EDWIN’s services or SAVICORP’s business. EDWIN shall indemnify and hold harmless SAVICORP from and against all liability, claims, actions, damages, fines, expenses, costs, and any other losses, including attorney's fees arising out of EDWIN’s sole gross negligence, as determined by a Court of competent jurisdiction. This Indemnification provision will survive (remain independently binding and enforceable after) termination (expiration, cancellation or completion, for example) of this Agreement.

10. Notices: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

EDWIN: 11399 Chaucer Street, Moreno Valley, CA 92557

SAVICORP: 2530 S Birch St, Santa Ana, CA 92707

11. Breach: Unless otherwise provided herein, in the event of a breach of this Agreement by either party, ten (10) days written notice (from the date of receipt of the notice) shall be given to the breaching party. Upon notice so given, if the breach is not so cured, the non-breaching party may terminate this Agreement.

12.  Assignment: Neither party may assign their rights under this Agreement without the express, written consent of the other party.

13. Amendment: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto, if any, are deemed to be a part hereof.

14. Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.

15. Validity: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16. Survival of Obligations: The duties and obligations contained in Paragraphs 4, 8 and 9 shall survive the expiration or termination of this Agreement.

17. Enforcement: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration within Orange County, CA. Arbitration shall be filed with and governed by the rules of ADR Services, Inc. Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within Orange County, CA.

18. Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

/s/ Edwin Martinez
EDWIN MARTINEZ

SAVICORP

By:	/s/ Victor A. Chu
By: Victor A. Chu President

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